Exhibit 32.2
          Certification Pursuant to 18 U.S.C. Section 1350,
                       as adopted Pursuant to
            Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Amended Quarterly Report of Next Generation Media, Corp. (the "Company") on Form 10-QSB/A for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Phillip Trigg, CFO, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act, that:

(1) The Report fully complies with Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The Information contained in the Report fairly represents, in all material aspects, the financial condition and result of operations on the Company.


By: /s/  Phillip Trigg
Phillip Trigg, CFO

                                  SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Next Generation Media Corp.

Dated: June 5, 2005                   By: /s/ Darryl Reed
                                      Darryl Reed, President